CODE OF ETHICS

of

Plainsboro Global Capital

(Dated August 30, 2011)

WHEREAS, Plainsboro Global Capital (“Adviser”), is a registered investment adviser under the Investment Advisers Act of 1940, as amended (“1940 Act”).

WHEREAS, Rule 204A-1 under the 1940 Act makes it unlawful for certain persons, including trustees, officers, and other investment personnel of the Adviser, to engage in fraudulent, manipulative, or deceptive conduct in connection with their personal trading of securities “held or to be acquired” by the Adviser;

WHEREAS, Rule 204A-1 under the 1940 Act requires the Adviser, to adopt a code of ethics and to establish procedures reasonably designed to: (i) govern the personal securities activities of Access Persons, as defined herein; (ii) with respect to those personal securities transactions, prevent the employment of any device, scheme, artifice, practice, or course of business that operates or would operate as a fraud or deceit on the Adviser; and (iii) otherwise prevent personal trading prohibited by the Rule; and

WHEREAS, the policies, restrictions, and procedures included in this Code of Ethics are designed to prevent violations of Rule 204A-1 under the 1940 Act.

NOW, THEREFORE, the Trust hereby adopts this Code of Ethics (“Code”) for the Adviser to read in its entirety as follows:

A.	Statement of Fiduciary Principles

This Code is based on three underlying fiduciary principles:

1.	our duty at all times to place the interests of our clients first;

2.

the requirement that all our personal securities transactions be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflicts of interest or any abuse of an individual’s position of trust and responsibility; and

3.	the fundamental standard that our investment personnel should not take inappropriate advantage of their positions.

B.	Unlawful Actions

Rule 204A-1(b) under the 1940 Act makes it unlawful for any officer or other Access Person of the Adviser, in connection with the purchase or sale by such person of a “security held or to be acquired” by the Adviser or any client of the Adviser:

1.	To employ any device, scheme, or artifice to defraud the Adviser or a client of the Adviser;
2.

To make to the Adviser any untrue statement of a material fact or omit to state to the Adviser a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

3.	To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Adviser; or

4.	To engage in any manipulative practice with respect to the Adviser.

C.	Definitions

1.

“Access Person” shall mean: (a) any director, officer, general partner, or Advisory Person (as defined below) of the the Adviser thereof; or (b) any director, officer, or general partner of a Distributor who, in the ordinary course of his or her business, makes, participates in, or obtains information regarding the purchase or sale of securities for any Adviser Client for which the principal underwriter so acts or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to the Adviser or Adviser Client regarding the purchase and sale of securities.

2.

An “Advisory Person” shall mean any employee of the Adviser (or of any company in a control relationship thereto) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities for any Adviser Client or whose functions relate to the making of any recommendations with respect to such purchases or sales, and any natural person in a control relationship with the Adviser who obtains information concerning recommendations made to any Adviser Client regarding the purchase or sale of Covered Securities by the Adviser and such term includes any Portfolio Manager or Investment Personnel (as described below). A person is not an Advisory Person (or an Access Person) simply by virtue of the following:

(a) normally assisting in the preparation of public reports, or receiving public reports, but not receiving information about current recommendations or trading; or (b) a single instance of obtaining knowledge of current recommendations or trading activity, or infrequently and inadvertently obtaining such knowledge.

3.

“Beneficial Ownership” for the purposes of this Code shall be interpreted in a manner that is consistent with Section 16 of the Securities Exchange Act of 1934, as amended (“1934 Act”), and Rule 16a-1(a)(2) thereunder, which generally speaking, encompasses those situations in which the beneficial owner has the right to enjoy some direct or indirect “pecuniary interest” (i.e., some economic benefit) from the ownership of a security. It also includes securities held by members of a person’s immediate family sharing the same household; provided, however, this presumption may be rebutted. The term immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and includes adoptive relationships. Any report of beneficial ownership required thereunder shall not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.

4.	“Board of Director” shall mean the Board of Directors of the Adviser.

5	“Code” shall mean this Code of Ethics of the Adviser.

6.

“Compliance Officer” In this regard, the Adviser shall appoint a compliance officer, which person shall be designated by the Board of Directors as a “Compliance Officer” with respect to the Adviser, as applicable. The purpose of this arrangement is for each such compliance officer of the Adviser to monitor compliance with this Code with respect to all Access Persons covered hereunder who are associated with the Adviser, as applicable, including: approving personal securities transactions and receiving reports for all Access Persons hereunder who are associated with the Adviser, as applicable. In turn, the Compliance Officer of the Adviser shall report at least quarterly to the Review Officer all material violations of this Code, or any other code of ethics to which an Access Person may be subject and which covers that Access Person’s duties and responsibilities with respect to the Adviser (“Related Code”), that occurred during the past quarter to the extent that such violations relate to the Adviser. For purposes of this Code, when “Applicable Review Officer” is referenced, it shall mean the applicable Compliance Officer as it relates to Access Persons covered hereunder who are associated with the Adviser shall mean the Review Officer with respect to the Adviser as it relates to all other Access Persons.

7.

“Control” shall have the meaning set forth in Section 2(a)(9) of the 1940 Act. Control means the power to exercise a controlling influence over the management or polices of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 percent of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than 25 percent of the voting securities of any company shall be presumed not to control such company.

8.

“Covered Security” means a “security” as set forth in Section 2(a)(36) of the 1940 Act, and generally includes all securities, whether publicly or privately traded, and any option, future, forward contract or other obligation involving a security or index thereof, including an instrument whose value is derived or based on any of the above (i.e., a derivative). The term Covered Security also includes any separate security, which is convertible into or exchangeable for, or which confers a right to purchase such security. A Covered Security does not include: (a) direct obligations of the U.S. Government; (b) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (c) shares of registered open-end investment companies.

9.	“Disinterested Director” of the Adviser means a Director who is not an “interested person” of the Adviser within the meaning of Section 2(a)(19) of the 1940 Act.

10.

“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, as amended (“1933 Act”), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

11.

“Investment Personnel” of the Adviser means: (a) any employee of the Adviser (or any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by any Adviser Client and such term includes any portfolio manager; or (b) any natural person who controls the Adviser and who obtains information concerning recommendations made to any Adviser Client regarding the purchase or sale of securities by any Adviser Client.

13.	“Limited Offering” means an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rules 504, 505 or 506 under the 1933 Act.

14.

“Non-Covered Security” shall mean those securities not included in the definition of Covered Securities, such as: (a) direct obligations of the Government of the United States, (b) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, (c) shares of registered open-end investment companies, or (d) other securities as may be excepted under the provisions of Rule 204A-1.

15.	“Purchase or sale of a Covered Security” includes, among other things, the writing of an option to purchase or sell a Covered Security.

16.

“Review Officer” means, with respect to the Adviser or such other person(s) as may be designated by the Board of Directors. The Review Officer of the Adviser shall: (a) approve transactions, receive reports and otherwise monitor compliance with this Code with respect to all Access Persons not otherwise associated with the Adviser r; (b) receive reports from any Compliance Officer (defined above) designated hereunder; (c) report at least quarterly to the Board of Directors all material violations of this Code and any Related Code (defined above) that occurred during the past calendar quarter; and (d) report at least annually to the Board of Directors the information listed in Section E.7.(b.) below. The Review Officer shall initial each report required by Section E.1(a)-(c) at the time the Review Officer reviews such report to confirm that the report was reviewed. In the event the Review Officer is considered an Access Person under this Code, the Adviser’s Assistant Secretary, or such other person as may be designated by the Board of Directors, shall approve transactions, receive reports and otherwise monitor compliance with this Code with respect to the Review Officer.

17.

A Covered Security is for purposes of this Code being “held or to be acquired” by any Adviser Client if, within the most recent 15 days, the Covered Security: (a) is or has been held by a Adviser Client; (b) is being or has been considered by an Adviser Client or Portfolio Manager of  the Adviser for purchase by a Adviser Client; or (c) any option to purchase or sell, any Covered Security convertible into or exchangeable for, a Covered Security described in (a) or (b) of this paragraph.

18.

A Covered Security is “being considered for purchase or sale” when, among other things, a recommendation to purchase or sell a security for a Adviser Client has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

D.	Statement of General Principles on Personal Investment Activities

1.

No Violations of Rule 204A-1. It is the policy of the Adviser that no Access Person of the Adviser shall engage in any act, practice or course of conduct that would violate the provisions of Rule 204A-1(b) or this Code.

2.

Blackout Periods. The price paid or received by the Adviser or adviser Client for any investment should not be affected by a buying or selling interest on the part of an Access Person, or otherwise result in an inappropriate advantage to the Access Person. To that end:

(a)

No Access Person shall enter an order for the purchase or sale of a security on the day during which any Adviser Client has a pending buy or sell order in that same security until after the Adviser Client’s order is executed or withdrawn;

(b)

Investment Personnel may not buy or sell a security within 1 day before and after the Adviser trades in the security, unless the Applicable Review Officer determines that it is clear that, in view of the nature of the investment and the market for such investment, the order will not affect the price paid or received by the Adviser/Adviser Client.

Provided, however, that the above prohibitions shall not apply to Disinterested Trustees except if they have actual knowledge of trading by any Adviser Client. The above prohibition shall also not apply to Access Persons of Adviser who do not, in the ordinary course of fulfilling their official duties, have access to current information regarding the purchase and sale of securities for an Adviser Client; provided that securities investments effected by such Access Persons during the prescribed periods are not effected with knowledge of the purchase or sale of the same or equivalent securities by that Adviser Client.

3.

Disclosure of Interested Transactions. No Access Person shall recommend any transactions with respect to a Covered Security by any Adviser Client without first disclosing his or her interest, if any, in such Covered Securities or the issuer thereof, including without limitation:  (a) any direct or indirect Beneficial Ownership of any Covered Security of such issuer; (b) any contemplated transaction by such Access Person in such Covered Securities; (c) any position with the issuer of the Covered Securities or its affiliates; and (d) any present proposed business relationship between the issuer of the Covered Securities or its affiliates and such Access Person or any entity in which such Access person has a significant interest.

4.

Initial Public Offerings (“IPOs”). No Investment Personnel shall acquire, directly or indirectly, any Beneficial Ownership in any IPO with respect to any security without first obtaining prior approval of the Applicable Review Officer for that Investment Personnel, which Applicable Review Officer: (a) has been provided by such Investment Personnel with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Investment Personnel’s activities on behalf of the Adviser Client); and (b) has concluded, after consultation with other Investment Personnel of the Adviser or the relevant Adviser Client (who have no personal interest in the issuer involved in the private placement), that the Adviser has no foreseeable interest in purchasing such security. Records of such approvals by the Applicable Review Officer and the reasons supporting those decisions must be kept as required in Section G.1.f.

5.

Limited Offerings. No Investment Personnel shall acquire, directly or indirectly, Beneficial Ownership of any security in a Limited Offering without first obtaining the prior written approval of the Applicable Review Officer, which Applicable Review Officer: (a) has been provided by such Investment Personnel with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Investment Personnel’s activities on behalf of the Adviser); and (b) has concluded, after consultation with other Investment Personnel of the Adviser (who have no personal interest in the issuer involved in the private placement), that the Adviser has no foreseeable interest in purchasing such security. Records of such approvals by the Applicable Review Officer and the reasons supporting those decisions must be kept as required in Section G.1.f.

6.     Acceptance of Gifts. Investment Personnel must not accept gifts of more than a de minimus value (currently $100 or less) from any entity doing business with or on behalf of the the Adviser, unless pre-approved by the Applicable Review Officer.

7.

Service on Boards. Investment Personnel shall not serve on the boards of directors of publicly traded companies, or in any similar capacity, absent the prior approval of such service by the Applicable Review Officer following the receipt of a written request for such approval. In the event such a request is approved, procedures shall be developed to avoid potential conflicts of interest.

8.

Short-Term Trades. No Investment Personnel may profit from the purchase and sale or sale and purchase of any security within a 60 calendar day period, unless the transaction was authorized by the Applicable Review Officer.

9.	Exempt Transactions. The prohibited activities set forth in this Section D shall not apply to:

(a)	purchases, sales or other transactions effected in any account over which such person has no direct or indirect influence or control or other Beneficial Ownership Interest;

(b)	purchases that are part of an automatic dividend reinvestment plan;

(c)

purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

(d)

any equity securities transaction, or series of related transactions effected over a 30 calendar day period, involving 500 shares or less in the aggregate, if: (i) the Access Person has no prior knowledge of activity in such security by an Fund; and (ii) the issuer is listed on the New York Stock Exchange or has a market capitalization (outstanding shares multiplied by the current price per share) greater than $1 billion (or a corresponding market capitalization in foreign markets).

(e)

any fixed income securities transactions, or series of related transactions effected over a 30 calendar day period, involving 100 units ($100,000 principal amount) or less in the aggregate, if the Access Person has no prior knowledge of transactions in such securities by any Adviser Client.

E.	Reporting Procedures

1.

Reporting by Access Persons. In order to provide the Adviser with information to enable it to determine with reasonable assurance whether the provisions of Rule 204A-1 and this Code are being observed by its Access Persons, each Access Person of the Adviser shall submit the following reports in the forms or substantially similar to the forms attached hereto as Exhibits A-D to the Applicable Review Officer (or his or her delegate) showing all transactions in securities in which the person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership, except for exempt transactions listed under Section D.9(a) above:

(a)

Initial Holdings Report. On the form provided in Exhibit A (or similar form) every Access Person must report to the Applicable Review Officer no later than 10 days after that person becomes an Access Person, the following information (which information must be current as of a date no more than 45 days before the report is submitted):  (i) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person; (ii) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities, including Covered Securities, were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and (iii) the date that the report is submitted by the Access Person.

(b)

Quarterly Report. Quarterly securities transaction reports, on each of the forms provided in Exhibits B and C (or similar forms) shall be made by every Access Person no later than 30 days after the end of each calendar quarter. No such periodic report needs to be made if the report would duplicate information required to be recorded under Rule 204-2(a)(12) or Rule 204-2(a)(13) under the Investment Advisers Act of 1940, or information contained in broker trade confirmations or account statements received by the Applicable Review Officer no later than 30 days after the end of each calendar quarter. The forms shall contain the following information: (i) with respect to any transaction during the quarter in a Covered Security in which the Access Person has a direct or indirect Beneficial Ownership, the following information is required to be provided on the form in Exhibit B (or similar form): (a) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership; (b) the nature of the transaction (i.e., purchase, sale or other type of acquisition or disposition); (c) the price of the Covered Security at which the transaction was effected; (d) the name of the broker, dealer, or bank with or through whom the transaction was effected; (e) the date that the report is submitted by the Access Person; and (ii) with respect to any new account established by the Access Person in which securities were held during the quarter for the direct or indirect benefit of the Access Person, the following information is required to be provided on the form in Exhibit C (or similar form): (a) the name of the broker, dealer or bank with whom the Access Person established the account; (b) the date the account was established; and (c) the date the report is submitted by the Access Person.

(c)    Annual Reports. Every Access Person must annually report to the Applicable Review Officer on the form provided in Exhibit D (or similar form), no later than 45 days after the end of each calendar year, the following information (which information must be current as of a date no more than 45 days before the report is submitted): (i) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership; (ii) the name of any broker, dealer or bank with whom the Access Person maintains an account in which securities, including Covered Securities, are held for the direct or indirect benefit of the Access Person; and (iii) the date that the report is submitted by the Access Person.

2.

Duplicate Copies of Trade Confirmations and Periodic Statements. Each Access Person, with respect to each brokerage account in which such Access Person has any beneficial interest, shall arrange that the broker shall mail directly to the Applicable Review Officer at the same time they are mailed or furnished to such Access Person:

(a)	duplicate copies of the broker’s trade confirmation covering each transaction in securities in such account; and

(b)	copies of periodic statements with respect to the account;

provided, however, that such duplicate copies need not be filed for transaction involving Non-Covered Securities. This requirement also may be waived by the Applicable Review Officer in situations when the Applicable Review Officer determines that duplicate copies are unnecessary.

A Form of Brokerage Letter is attached to this Code as Exhibit E. In order to help ensure that duplicate brokerage confirmations are received for all accounts pertaining to an Access Person, such Access Person is required to complete and send a brokerage letter similar to Exhibit E annually to each broker maintaining an account on behalf of the Access Person.

3.

Notification; Annual Certification. The Applicable Review Officer (or his or her delegate) shall notify each Access Person of the Adviser who may be required to make reports pursuant to this Code, that such person is subject to reporting requirements and shall deliver a copy of this Code to each such person. The Applicable Review Officer shall annually obtain written assurances in the form attached hereto as Exhibit F from each Access Person that he or she is aware of his or her obligations under this Code and has complied with the Code and with its reporting requirements.

4.

Disclaimer of Beneficial Ownership. Any report under this section may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

5.

Exemptions. The requirements of Sections E.1-E.3 above shall not apply in the following situations unless the Applicable Review Officer determines that such requirements are needed to comply with Section D.1. of this Code:

(a)

If the Access Person is covered by a Related Code of Ethics, then the reports required under this Code may be submitted in the form required by the Related Code of Ethics, provided the report contains the information required herein. Notwithstanding the forgoing, all Access Persons must submit the annual certification required in Section E.3 above.

(b)

No Disinterested Director need make a report with respect to his initial holdings, as required by Section E.1.(a) above, or an annual report, as required by Section E.1.(c) above solely by reason of being a Director.

(c)

No Disinterested Director need make any quarterly transaction reports with respect to any Covered Security, as required by Section E.1.(b) above, unless the Disinterested Director knew at the time of the transaction, or in the ordinary course of fulfilling his official duties as a Director, or should have known, that during the 15-day period immediately preceding or following the date of the transaction (or such period prescribed by applicable law) such Covered Security was purchased or sold, or was being considered for purchase or sale, by any Adviser Client.

(d)

No Disinterested Director need provide duplicate copies of trade confirmations and periodic statement as required by Section E.2. above, if exempted from making reports under Sections E.5.(b) and (c) above.

(e)

No Access Person to the Adviser need make a quarterly transaction report to the Adviser under this Code if all the information in the report would duplicate information required to be recorded under Rule 17j-1 under the Investment Company Act of 1940. No Access Person need make a quarterly transaction report under this Code if the quarterly transaction report would duplicate information contained in broker trade confirmations or account statements received by the Trust, any Fund, or the Adviser with respect to the Access Person in the time period required by this Code, if all of the information required by this Code is contained in the broker trade confirmations or account statements, or in the records of the Adviser.

(f)

No Access Person to the Adviser need make the reports under this Code as required by this Section E if the Distributor is not an affiliated person of the Adviser and has no officer, director or general partner who serves as an officer, director, trustee or general partner of the Adviser.

6.

Reporting to the Review Officer. At least quarterly, each Adviser’s Compliance Officer (or his or her delegate) shall furnish the Review Officer with a report with respect to any material violations of this Code by Assess Persons who are associated with the Adviser, as applicable, and any procedures or sanctions imposed in response to the violations and such other information as may be reasonably requested by the Review Officer.

7.	Review by the Board of Trustees.

(a)

Quarterly Reports. At least quarterly, the Review Officer shall prepare and provide a written report to the Board of Directors or Senior Officer with respect to all issues, under the Code, that have occurred since the last quarterly report to the Board, including, but not limited to, information about material violations of the Code or the procedures and sanctions imposed in response to those violations.

(b)

Annual Reports. At least annually, the Review Officer and the Compliance Officers of the Adviser shall prepare and provide a written report to the Board of Directors that: (i) provides a summary of any material violations that occurred during the past year requiring significant remedial action and any sanctions imposed; (ii) describes any material procedural changes made during the past year; (iii) describes any recommended material changes to this Code or any related code or procedures; and (iv) certifies to the Board, in the form provided in Exhibit G (or a similar form), that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating their respective codes.

8.	Approval of Related Codes of Ethics.

Approval of Codes of Ethics of Any Investment Adviser. The Board of Directors, including a majority of the Disinterested Directors, must approve (a) the code of ethics of the Adviser and any new investment adviser or sub-adviser to a Adviser and (b) any material changes to those codes. Prior to approving a code of ethics for the Adviser or any new investment adviser or sub-adviser, or any material change thereto, the Board of Directors must receive a certification from such entity that it has adopted procedures reasonably necessary to prevent Access Persons from violating its code of ethics. The Board of Directors must approve the code of ethics of the Adviser and any new adviser before initially retaining the services of such party. The Board of Directors must approve a material change to a code of ethics no later than six (6) months after adoption of the material change.

9.

Notices by Applicable Review Officer. The Applicable Review Officer shall notify each Access Person and Investment Personnel who may be required to preclear transactions and/or make reports pursuant to the Code that such person is subject to the Code and shall deliver a copy of this Code to each such person. Any amendments to the Code shall be similarly furnished to each such person

F.	Review and Sanctions

1.

Review by Applicable Review Officer. The Applicable Review Officer (or his or her delegate) shall from time to time review the reported securities transactions of Access Persons for compliance with this Code.

2.

Sanctions for Violations by Trustees, Executive Officers, and Other Access Persons (Other than Disinterested Trustees). If any violation of this Code is determined to have occurred, the Applicable Review Officer (or, with respect to material violations, the Board of Directors, if they so choose) may impose sanctions and take such other actions as he or she deems appropriate, including, among other things, requiring that the trades in question be reversed, requiring the disgorgement of profits or gifts, issuing a letter of caution or warning, issuing a suspension of personal trading rights or suspension of employment (with or without compensation), imposing a fine, making a civil referral to the SEC, making a criminal referral, and/or terminating employment for cause. All sanctions and other actions taken shall be in accordance with applicable employment laws and regulations. Any profits or gifts forfeited shall be paid to the applicable Fund for the benefit of its shareholders or given to a charity, as the Applicable Review Officer (or Board of Trustees) shall determine is appropriate. If the Compliance Officer of the Adviser determines that a material violation of this Code has occurred, he or she shall promptly report the violation to the Review Officer or the Chairman of the Board of Directors. If the Review Officer determines that a material violation of this Code has occurred, he or she shall promptly report the violation to the Chairman of the Board. All material violations of the Code and any sanctions imposed as a result thereto shall be reported at the next regularly scheduled meeting to the Board of Directors.

3.

Sanctions for Violations by Disinterested Trustees. If the Review Officer determines that any Disinterested Director has violated, or apparently violated, this Code he or she shall so advise the Disinterested Trustees (other than the person whose transaction is at issue) and shall provide such persons with the report, the record of pertinent actual or contemplated portfolio transactions of any affected Fund and any additional information supplied by such person. If a violation is determined to have occurred, the Disinterested Directors (other than the person whose transaction is at issue), at their option, shall either impose such sanctions as they deem appropriate or refer the matter to the full Board of Directors, which shall impose such sanctions as it deems appropriate.

G.	Miscellaneous

1.

Records. The Adviser shall maintain records at their principal place of business in the manner and to the extent set forth below, which records may be maintained electronically under the conditions described in Rule 31a-2(f) under the 1940 Act, and shall be available for examination by representatives of the Securities and Exchange Commission:

(a)	a copy of this Code and any other code that is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

(b)

a record of any violation of this Code, and of any action taken as a result of such violation, shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

(c)

a copy of each report made pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

(d)	a list of all persons who are required, or within the past five years have been required, to make reports pursuant to this Code shall be maintained in an easily accessible place;

(e)

a copy of each report to the Board of Trustees shall be preserved by the Trust for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place;

(f)

maintain a record of any decision, and the reasons supporting the decision to approve the acquisition by any Investment Personnel of shares in any IPO or

Limited Offering for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place; and

(g)

any other information as may be required by Rule 204A-1(f).

2.

Confidentiality. All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential, except that the same may be disclosed to the Board of Directors, to any regulatory or self-regulatory authority or agency upon its request, or as required by law or court or administrative order.

3.	Amendment; Interpretation of Provisions. The Board of Directors may from time to time amend this Code or adopt such interpretations of this Code, as it deems appropriate.

EXHIBIT A

CODE OF ETHICS

PLAINSBORO GLOBAL CAPITAL

Initial Holdings Report

As of the below date, I held the following position in these securities in which I may be deemed to have a direct or indirect Beneficial Ownership, and which are required to be reported pursuant to Plainsboro Global Capital’s Code of Ethics:

Security or Account name*	No. of Shares	Principal Amount	Broker/Dealer or Bank Where Account is Held

* All accounts must be listed (including Non-Covered Securities).

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transaction not required to be reported because such securities are exclude form the definition of “Covered Security” under the Code of Ethics of Plainsboro Global Capital , and (iii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date: ____________________________	Signature: _____________________

Print Name: ____________________

EXHIBIT B

CODE OF ETHICS

PLAINSBORO GLOBAL CAPITAL

Securities Transaction Report

For the Calendar Quarter Ended: ______________________________

(mo./day/yr.)

During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect Beneficial Ownership, and which are required to be reported pursuant to Plainsboro Global Capital’s Code of Ethics.

Security	Price of the Transaction	Date of the Transaction	No. of Shares and Principal Amount of the Security	Nature of Transaction (Purchase, Sale, Other)	Broker-Dealer or Bank Through Whom Effected

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transaction not required to be reported because such securities are exclude form the definition of “Covered Security” under the Code of Ethics of Plainsboro Funds, and (iii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date: ____________________________	Signature: ___________________

Print Name: ________________________

 EXHIBIT C

CODE OF ETHICS

PLAINSBORO GLOBAL CAPITAL

Account Establishment Report

For the Calendar Quarter Ended: _____________________

(mo./day/yr.)

During the quarter referred to above, the following accounts were established for securities in which I may be deemed to have a direct or indirect Beneficial Ownership, and is required to be reported pursuant to Plainsboro Global Capital’s Code of Ethics:

Broker/Dealer or Bank Where Account Was Established	Date Account Was Established

Date: ____________________________	Signature: ____________________

                                                                                      Print Name: ___________________

EXHIBIT D

CODE OF ETHICS

PLAINSBORO GLOBAL CAPITAL

Annual Holdings Report

As of December 31, ___, I held the following positions in securities in which I may be deemed to have a direct or indirect Beneficial Ownership, and which are required to be reported pursuant to Plainsboro Global Capital’s Code of Ethics:

Security or Account name*	No. of Shares	Principal Amount	Broker/Dealer or Bank Where Account is Held

* All accounts must be listed (including Non-Covered Securities).

This report is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date: ____________________________	Signature: ____________________

Print Name: ____________________

EXHIBIT E

FORM OF BROKERAGE LETTER

[Date]

[Broker Name]

[Address]

RE:	Account No. __________________________ Account Name _____________________

Dear [Name]

As of [Date], please send to o, a duplicate confirmation of each transaction in the above-named account and the monthly brokerage account statement for the above-named account.

Please mail the confirmations and account statements to:

o __________________________

o __________________________

o __________________________

Attention: Compliance Officer/Review Officer

Thank you for your prompt attention to this matter.

Sincerely,

[Name]

cc: Compliance Officer/Review Officer

EXHIBIT F

CODE OF ETHICS

PLAINSBORO GLOBAL CAPITAL

Annual Certificate of Compliance

For the Calendar Year Ended: _________________________

(mo./day/yr.)

As an Access Person as defined in Plainsboro Global Capital’s Code of Ethics adopted pursuant to Rule 204A-1 under the Investment Company Act of 1940, as amended (“Code”), I hereby certify that I have read and understand the Code, recognize that I am subject to the Code, and intend to comply with the Code. I further certify that, during the calendar year specified above, and since my last Certificate of Compliance under the Code, I have complied with the requirements of the Code and have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

______________________________

Signature

______________________________

Name (Please Print)

______________________________

Date

EXHIBIT G

PLAINSBORO GLOBAL CAPITAL

ADOPTION OF PROCEDURES PURSUANT TO Rule 204A-1 OF

THE INVESTMENT COMPANY ACT OF 1940

Pursuant to Rule 204A-1(c) under the Investment Company Act of 1940, as amended, ____________________________ does hereby certify that it has adopted procedures reasonably necessary to prevent “Access Persons” from violating its Code of Ethics.

IN WITNESS WHEREOF, of the undersigned Compliance Officer has executed this certificate as of August 23, 2011.

__________________________

[Name]

Chief Compliance Officer, President ________________________

[Title]